Exhibit 15.4

C G Singer Consulting Actuary Watson House London Road Reigate Surrey RH2 9PQ UK	T +44 1737 241144 D +44 1737 274192 F +44 1737 241496 colin.singer@towerswatson.com towerswatson.com

18 December 2014

The Board of Directors

HSBC Holdings plc

CONSENT OF C G SINGER

I, C G Singer, consent to be named as valuation actuary of the HSBC Bank (UK) Pension Scheme in the Annual Report on Form 20-F for the year ended December 31, 2014 of HSBC Holdings plc and to the incorporation by reference of references to us in the registration statements (nos. 333-10474, 333-92024, 333-102027, 333-103887, 333-104203, 333-109288, 333-113427, 333-127327, 333-126531, 333-135007, 333-143639, 333-145859, 333-155338, 333-158054, 333-158065, 333-162565, 333-170525, 333-176732, 333-180288, 333-183806 and 333-197839).

Sincerely

/s/ C G Singer
C G Singer
Fellow of the Institute and Faculty of Actuaries

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